EXHIBIT 4.5

                                UNIT CERTIFICATE

             EACH UNIT CONSISTS OF ONE SHARE OF COMMON STOCK AND ONE
                CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANT

                           OCUREST LABORATORIES, INC.

UNIT NUMBER                                                               UNITS
[ ]                                                                         [ ]

Incorporated under the laws of the State of Florida CUSIP 67574P307

THIS CERTIFIES that, for value received

or registered assignor (the "Registered Holder"), is the owner of the number of units (the "Units") specified above, each of which consists of one (1) share of Common Stock, par value $.008 per share (the "Common Stock"), of Ocurest Laboratories, Inc., a Florida corporation (the "Company"), and one (1) Class A Redeemable Common Stock Purchase Warrant (a" Warrant" or, collectively, the "Warrants"). The Warrants are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agent Agreement (the "Warrant Agreement"), dated __________, 1996 by and between the Company and American Securities Transfer & Trust, Inc., the Warrant Agent and the Transfer Agent and Registrar. The Warrant Agreement provides, among other things, for adjustments to the Purchase Price, as that term is hereinafter defined, and the number of shares of Common Stock which may be purchased upon exercise of the Warrants under certain circumstances. Each Warrant entitles the Registered Holder to purchase one (1) fully paid and nonassessable share of Common Stock at any time until 3 P.M. Denver Colorado time on ______________, 1999 for $4.80 (the "Purchase Price"). Notwithstanding anything herein to the contrary, the Warrants shall not be exercisable or transferable prior to ________, 1997 or earlier at the discretion of RAF Financial Corporation (the "Separation Date"). Commencing on the Separation Date, the Warrants shall be redeemable by the Company (a) at any time until 3:00 P.M., Denver, Colorado time on _____, 1998, at a price of $.55 per Warrant, and (b) at any time during the period commencing after 3:00 P.M., Denver, Colorado time, on ______, 1998, and ending at 3:00 P.M., Denver, Colorado time, on _______, 1999, at a price of $.75 per Warrant provided that shares of the Common Stock have traded above 140% of the then Purchase Price, as determined pursuant to the provisions of the Warrant Agreement, for at least twenty consecutive trading days ending within ten days prior to the date the notice of redemption is given by the Company.

Prior to the Separation Date, the Company will not recognize any separate transfer or exchange of the Warrants and Common Stock which comprise the Units represented by this Unit Certificate. Commencing on the Separation Date, the Registered Holder is entitled to exchange this Unit


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Certificate for separate certificates representing the number of shares of
Common Stock and the Warrants comprising the Units represented by this Unit Certificate upon surrender of this Unit Certificate to the Transfer Agent and Registrar at the office of the Transfer Agent and Registrar, together with any documentation required by the Transfer Agent and Registrar. This Unit Certificate is exchangeable upon surrender hereof by the Registered Holder to the Transfer Agent and Registrar for a new Unit Certificate(s) of like tenor representing an equal aggregate number of Units. Each of such new Unit Certificates shall represent the number of Units as shall be designated by such Registered Holder at the time of such surrender. This Unit Certificate shall be transferable at the office of the Transfer Agent and Registrar by the Registered Holder in person or by attorney duly authorized in writing upon surrender of this Unit Certificate. Upon due presentment and payment of any tax or other charge imposed in connection therewith or incidental thereto for registration of transfer of this Unit Certificate at such office, a new Unit Certificate(s) representing an equal aggregate number of Units will be issued to the transferee in exchange for this Unit Certificate.

Prior to due presentment for registration of transfer hereof, the Company and the Transfer Agent and Registrar may deem and treat the Registered Holder as the absolute owner hereof and of each Unit represented hereby (notwithstanding any notations of ownership or writing hereof made by anyone other than a duly authorized officer of the Company or the Transfer Agent and Registrar) for all purposes and shall not be affected by any notice to the contrary.

A full statement of the designations, relative rights, preferences, and limitations applicable to each class of shares or different series within a class which the Company is authorized to issue and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) will be furnished to the shareholder on request and without charge by the Company.

This Unit Certificate shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of laws.

This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

         WITNESS the facsimile signatures of the officers of the Company and its corporate seal.

                           OCUREST LABORATORIES, INC.


         ________________________               _________________________
                 President                              Secretary
Dated:

Countersigned:

American Securities Transfer & Trust, Inc.


By ________________________________
                 Authorized Officer

                           OCUREST LABORATORIES, INC.

The following abbreviations when used in the inscription on the face of the certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -as tenants in common            UNIF GIFT MIN ACT ____Custodian_____
TEN ENT  -as tenants by the entireties                     (Cust)       (Minor)
JT TEN   -as joint tenants with right of           under Uniform to Minors
          survivorship and not as tenants          Act __________________
          in common                                         (State)

    Additional abbreviations may also be used though not in the above list.

                               SUBSCRIPTION FORM
                          To Be Executed by the Holder
                         In Order to Exercise Warrants

The undersigned Registered Holder hereby irravocably elects to exercise _______ Warrants represented by this Unit Certificate and to purchase the shares of Common Stock Issuable Upon the exercise of such Warrants, and requests that certificates for such shares be issued in the name of:

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER

________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
                     PLEASE PRINT OR TYPE NAME AND ADDRESS

and be delivered to
_______________________________________________________________________________
_______________________________________________________________________________
                     PLEASE PRINT OR TYPE NAME AND ADDRESS

and, if such number of Warrants shall not be all the Warrants evidenced by this Unit Certificate, that a new certificate for the balance of such Warrants as well as the shares of Common Stock represented hereby be registered in the name of, and delivered to the Registered Holder at the address listed below.

Dated:  ________________________________       X________________________________
                                               X________________________________
Address:                                        ________________________________
                                                ________________________________
Signature Guaranteed;                           ________________________________

                                   ASSIGNMENT
            (Form of Assignment to be Executed If the Warrant Holder
                 Desires to Transfer Warrants evidenced hereby)

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER                 FOR VALUE RECEIVED,

__________________________________________________________________hereby sells,

assign and transfers to _______________________________________________________

_______________________________________________________________________________
               (Please Print Name and Address Including Zip Code)
_______________________________________________________________________________

Warrants represented by this Warrant certificate and does hereby irrevocably constitute and appoint

_______________________________________________________________________________

                                                                     Attorney to

transfer said Warrants on the books of the Warrant Agent with full power of substitution in the premises.

                            Signature:  X_______________________________________

Signature(s) Guaranteed:                X_______________________________________

_______________________________________

The signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockbrookers, Savings and Loan Associations and credit Unions with membership in an approved signature guarantee Medallon Program), pursuant to S.E.C. Rule 17Ad-15.